                             GLOBAL CASINOS, INC.
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                               December 31, 1999
                                  (unaudited)

                                Consolidated  Adjustments      As Reported
                                ------------  ------------     ------------
     Assets
     ------

Current assets:
  Cash                          $    445,028  $ (139,395) (1)  $  305,633
  Accounts receivable
     Trade, net of allowance for
       doubtful accounts of
       $70,000 at December 31,
       1999                          388,129     (43,216) (1)     344,913
     Related parties                   3,954                        3,954
  Inventory                          231,866      (2,000) (1)     229,866
  Prepaid rent                        75,000     (75,000) (1)           -
  Current portion of notes
     receivable                       66,812                       66,812
  Marketable trading securities      782,271                      782,271
  Asset held for sale                200,000                      200,000
  Other                              113,356     (11,855) (1)     101,501
                                ------------  ------------     ------------
     Total current assets          2,306,416    (271,466)       2,034,950
                                ------------  ------------     ------------
Land, buildings and equipment:
  Land                               517,950                      517,950
  Buildings                        4,081,022                    4,081,022
  Equipment                        2,441,806    (566,275) (1)   1,875,531
                                ------------  ------------     ------------
                                   7,040,778    (566,275)       6,474,503
  Accumulated depreciation        (2,140,105)     373,542 (1)  (1,766,563)
                                ------------  ------------     ------------
                                   4,900,673    (192,733)       4,707,940
                                ------------  ------------     ------------
Other assets:
  Leasehold rights and interests
     and contract rights, net of
     amortization of $980,649 at
     December 31, 1999             1,309,288                    1,309,288
  Goodwill, net of amortization
     of $349,026                   1,815,479                    1,815,479
  Hotel credits                      507,072                      507,072
  Notes receivable, net of current
     portion, including receivables
     in default                      174,713                      174,713
  Other assets, net of amortization
     of $0 at December 31, 1999       58,102                       58,102
  Restricted cash                    140,449    (140,449) (1)           -
                                ------------  ------------     ------------
                                   4,005,103    (140,449)       3,864,654

                                ------------  ------------     ------------
                                $ 11,212,192  $ (604,648)      10,607,544
                                ============  ============     ============

     Liabilities and Stockholders' Equity
     ------------------------------------

Current liabilities:
  Accounts payable              $    546,391  $  (16,514) (1)  $  529,877
  Accrued expenses:
     Wages and taxes                 525,076    (386,706) (1)     138,370
     Casino license fees           1,335,719  (1,335,719) (1)           -
     Interest, including $13,000
       to related parties
       at December 31, 1999          356,204      (1,829) (1)     354,375
     Other                           401,606                      401,606
  Note payable                       230,855                      230,855
  Current portion of long-term
     debt, including debt
     in default and $580,433 to
     related parties at
     December 31, 1999             1,838,347                    1,838,347
  Other                               40,000                       40,000
                                ------------  ------------     ------------
       Total current liabilities   5,274,198  (1,740,768)       3,533,430

Long-term debt, less current
  portion                          2,729,888                     2,729,888
Commitments and contingencies
Stockholders' equity:
  Preferred stock-convertible:
     10,000,000 shares authorized
     Class A - $2 par value, non-
       voting, 96,500 shares
       issued and outstanding        193,000                      193,000
     Class B - $.01 par value,
       non-voting, 283,801 shares
       issued and outstanding at
       Sept 30, 1999                   2,708                        2,708
     Class C - $.01 par value, voting:
       487,172 shares issued and
       outstanding                     4,872                        4,872
  Common stock - $.05 par value;
     50,000 shares authorized;
     1,546,360 shares issued and
     outstanding                      77,318                       77,318
  Additional paid-in capital      12,661,551                   12,661,551
  Accumulated deficit             (7,459,103)  1,136,120  (1)   8,595,223
                                ------------  ------------     ------------
                                   5,480,346   1,136,120        4,344,226
                                ------------  ------------     ------------
                                $ 11,212,192  $ (604,648)      10,607,544
                                ============  ============     ============






     See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                             GLOBAL CASINOS, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      Six Months Ended December 31, 1999
                                  (unaudited)

                                Consolidated  Adjustments       ProForma
                                ------------  ------------     ------------

Revenues:
  Casino                        $  2,370,477  $ (704,485) (2)  $1,665,992
  Bingo                            1,963,304                    1,963,304
  Food and beverage                   65,653     (13,823) (2)      51,830
  Other                               49,543  $  (29,819) (2)      19,724
                                ------------  ------------     ------------
                                   4,448,977    (748,127)       3,700,850
                                ------------  ------------     ------------
Expenses:
  Cost of sales                    1,088,707     (23,273) (2)   1,065,434
  Operating, general, and
     administrative                3,208,835    (992,139) (2)   2,216,696
  Depreciation and amortization      499,449     (80,256) (2)     419,193
                                ------------  ------------     ------------
                                   4,796,991  (1,095,668)       3,701,323
                                ------------  ------------     ------------
Income from operations              (348,014)    347,541  (2)        (473)
                                ------------  ------------     ------------
Other income (expense):
  Interest income                     24,404                       24,404
  Interest expense, including
     $6,000 to related parties
     at December 31, 1999           (217,706)      8,692  (3)    (209,014)
  Net realized gain on sale of
     marketable trading securities   134,780                      134,780
  Adjustment to market value of
     marketable securities           (90,742)                     (90,742)
  Gain on disposition of
     subsidiary                    1,136,120                    1,136,120
                                ------------  ------------     ------------
                                     986,856       8,692          995,548
                                ------------  ------------     ------------
Income (loss) before extra-
  ordinary item                      638,842     356,233          995,075
Extraordinary item - gain
  from restructuring of debt          55,436                       55,436
                                ------------  ------------     ------------
  Net income (loss)                  694,278     356,233        1,050,511

Dividends on Class B and C
  Preferred Stock                   (139,131)                    (139,131)
                                ------------  ------------     ------------
Net income (loss) available to
  common stockholders           $    555,147  $  356,233          911,380
                                ============  ============     ============

Income (loss) per common
  share - basic and diluted:
  Income (loss) from continuing
     operations                 $       0.32                   $     0.55
  Extraordinary item                    0.04                         0.04
                                ------------                   ------------
     Net income (loss) available
       to common stockholders   $       0.36                   $      0.59
                                ============                   ============
Weighted average shares
  outstanding                      1,546,360                    1,546,360
                                ============                   ============

     See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                     GLOBAL CASINOS, INC. and SUBSIDIARIES
                  EXPLANATORY NOTES TO PRO FORMA ADJUSTMENTS
                               DECEMBER 31, 1999

NOTE A - The pro forma adjustments to the consolidated balance sheet are as follows:

(1) To reflect the sale of Global Pelican N.V. casino subsidiary stock pursuant to the Stock Purchase Agreement, effective as of December 30, 1999, as a pro forma adjustment as of the September 30, 1999 interim date. The components of the sale transaction and related adjustments to assets and liabilities excluded from the sale are as follows:



     Pelican Casino Balance Sheet as of 12/30/99:
       Cash                                         $    138,395
       Accounts Receivable, net of allowance for
          doubtful accounts of $78,316                    43,216
       Inventory                                           2,000
       Prepaid Rent                                       75,000
       Furniture and Equipment                           566,275
       Accumulated Depreciation                         (373,542)
       Other  Current Assets                              11,855
       Restricted Cash                                   140,449
                                                    ------------
          Total Assets                              $    603,648
       Accounts payable                                   16,514
       Accrued expenses:
          Wages and taxes                                386,706
          Casino license fees                          1,335,719
          Interest                                         1,829
       Current Portion of Long-term Debt                  41,888
                                                    ------------
          Total Liabilities                         $  1,782,656
                                                    ------------
       Excess of Liabilities over Assets               1,179,008

     Assets and Liabilities Excluded from the Sale:
       Uncollected Markers, net of allowance for
          doubtful accounts of $69,200                         -
       Current portion of Long-term debt retained
          by Global Casinos                              (41,888)
                                                    ------------
     Adjusted Excess of Liabilities over Assets     $  1,137,120

     Sale Price of Stock                                  (1,000)
                                                    ------------
     Gain on Disposition of Subsidiary              $  1,136,120
                                                    ============

NOTE B - The pro forma adjustments to the consolidated statements of income are as follows:

(2) To reflect the sale of Pelican Casino subsidiary stock pursuant to the Stock Purchase Agreement, dated December 30, 1999. The condensed statement of income for the subsidiary for the six months ended December 31, 1999 are as follows:

                                                  Six  Months Ended
                                                  December 31, 1999
                                                  -----------------

     Revenues:
       Casino                                       $    704,485
       Food and Beverage                                  13,823
       Other                                              29,819
                                                    ------------
                                                         748,127
                                                    ------------
     Expenses:
       Cost of sales                                      23,273
       Operating, general, and administrative            992,139
       Depreciation and amortization                      80,256
                                                    ------------
                                                       1,095,668
                                                    ------------
     Income from operations                             (347,541)
     Other income (expense):
       Interest expense                                   (6,279)
                                                    ------------
     Net loss available to common stockholders      $   (353,820)
                                                    ============

(3) To adjust consolidated interest expense for reduction in borrowings required to fund Pelican operating losses:



     Interest on Long-term debt @ 11.21 %           $      2,413
                                                    ============